Exhibit 99.2

Pharma-Bio Serv to Present at Sidoti's Eighth Semi-Annual New York Micro-Cap Conference

DORADO, PR--(Marketwired - Jan 10, 2014) - Pharma-Bio Serv (OTCQB: PBSV), a global compliance and validation services consulting solutions provider, announced today that it will be presenting at Sidoti & Company's Eighth Semi-Annual Micro-Cap Conference on Monday, January 13, 2014 at 8:00 am at the Grand Hyatt New York Hotel in midtown Manhattan.

About Pharma-Bio Serv Inc.

Pharma-Bio Serv is a global compliance and validation services consulting solutions provider, headquartered in Puerto Rico, with operations in the U.S., Ireland and Spain. Pharma-Bio Serv's core business is FDA and international agencies regulatory compliance related services with integrated portfolio services including microbiological and chemical testing services for clients in the Pharmaceutical, Biotechnology, Chemical, Medical Device, Cosmetic, Food and Allied Products industries, at its laboratory testing facility in Puerto Rico. Services also include "Integratek," an information technology consulting practice and "Pharma Serv Academy" a division that provides technical and regulatory standards seminars/training conducted by industry experts. The Company's global team includes more than 285 leading engineering and life science professionals, quality assurance managers and directors.

About Sidoti & Company, LLC

Sidoti & Company, LLC, founded in 1999, continues to set the Wall Street standard for independent small-cap equity research, while rapidly becoming a driving force in micro-cap research, launching coverage of more than 400 equities of $250 million market cap or less since mid-2010. Its analysts mine dozens of industries to provide unbiased, institutional-quality research focusing on the investment merits of profitable companies at a sub-$3 billion market cap, and it continues to expand its coverage of micro-cap equities.

Forward-Looking Statements

This news release and the presentation contain "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of Pharma-Bio Serv. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although Pharma-Bio Serv's management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies, which could cause its actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause Pharma-Bio Serv's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" section of Pharma-Bio Serv's Annual Report on Form 10-K for the year ended October 31, 2012 and in its other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Pharma-Bio Serv disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

CONTACT INFORMATION
Investor Relations Contact:

Scott Gordon
President
CorProminence LLC
scottg@corprominence.com
631 703 4900